Exhibit 10.2(e)

COLUMBIA SPORTSWEAR COMPANY

STOCK OPTION AGREEMENT

Non-Statutory Stock Option

This STOCK OPTION AGREEMENT is made between COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (the “Company”), and Name (the “Optionee”), pursuant to the Company’s 1997 Stock Incentive Plan (the “Plan”) as amended. The Company and the Optionee agree as follows:

1. Option Grant. The Company hereby grants to the Optionee on the terms and conditions of this Agreement the right and the option (the “Option”) to purchase all or any part of Number shares of the Company’s Common Stock at a purchase price of $Exercise Price per share. The terms and conditions of the Option grant set forth in the attached Exhibit A are hereby incorporated into and made a part of this Agreement. The Option is not intended to be an Incentive Stock Option, as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore is a Non-Statutory Stock Option.

2. Grant Date. The Grant Date for this Option is Date. The Option shall continue in effect until the date ten years after the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Sections 1, 4 or 6 of Exhibit A.

3. Exercise of Option. The Option shall become exercisable over four years, with 25% of the options becoming exercisable on each of the first, second, third and fourth anniversary of the Grant Date.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate.

COLUMBIA SPORTSWEAR COMPANY

By:
Authorized Officer

Optionee

Date

COLUMBIA SPORTSWEAR COMPANY

EXHIBIT A TO STOCK OPTION AGREEMENT

1. Termination of Service.

1.1. Unless otherwise determined by the Board of Directors of the Company, or unless otherwise required under applicable law, if the Optionee’s employment by or service with the Company terminates for any reason other than because of total disability or death, the Option may be exercised at any time prior to the Expiration Date or the expiration of 90 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

1.2. If the Optionee’s employment by or service with the Company terminates because of death or total disability (as defined in Section 6.1-4(b) and (c) of the Plan), the Option may be exercised at any time prior to the Expiration Date or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination. If the Optionee’s employment or service is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

2. Method of Exercise of Option.

2.1 Unless the Board of Directors determines otherwise, to exercise the Option, the Optionee must give written notice to the Company stating the Optionee’s intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to complete the transaction. Delivering a notice of intent to exercise by itself does not constitute exercise of the option; the Optionee must also deliver payment for the shares set forth in the notice of intent to exercise. Unless the Board of directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to the Option, the Optionee must pay the Company the full purchase price of such shares in cash or, in whole or in part, in Common Stock of the Company valued at fair market value. No shares shall be issued until full payment for the shares has been made.

2.2 After exercise of all or a part of the Option, the Optionee shall immediately upon notification of the amount due, if any, pay to the Company in cash the amount necessary to satisfy any applicable federal, state, local and non-U.S. tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates for the Option shares, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary or compensation, subject to applicable law.

3. Nontransferability of Option. The Option may not be assigned or transferred by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

4. Changes in Capital Structure.

4.1 Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable. Adjustments shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share and shall neither (i) make the ratio, immediately after the event, of the Option price per share to the fair market value per share more favorable to the Optionee than that ratio immediately before the event nor (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the Option is exercisable and the Option price of such shares more favorable to the Optionee than that aggregate spread immediately before the event. The Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

4.2 Mergers, Reorganizations, Etc. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

4.2-1 The Option shall remain in effect in accordance with its terms.

4.2-2 The Option shall be converted into an option to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted option shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Conversions shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share and shall neither (i) make the ratio, immediately after the event, of the Option price per share to the fair market value per share more favorable to the Optionee than that ratio immediately before the event nor (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the Option is exercisable and the Option price of such shares more favorable to the Optionee than that aggregate spread immediately before the event. Unless otherwise determined by the Board of Directors, the converted option shall be exercisable only to the extent that the exercisability requirements relating to the Option have been satisfied.

4.2-3 The Board of Directors shall provide a 30-day period before the consummation of the Transaction during which the Option may be exercised to the extent then exercisable, and, upon the expiration of such 30-day period, the Option shall immediately terminate to the extent not exercised. The Board of Directors may, in it sole discretion, accelerate the exercisability of the Option so that it is exercisable in full during such 30-day period.

4.3 Dissolution of the Company. In the event of the dissolution of the Company, Options shall be treated in accordance with Section 4.2-3.

5. Conditions on Obligations. The Company shall not be obligated to issue shares of Common Stock upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with issuance of shares upon exercise of the Option.

6. Termination of Option on Violation of Code of Business Conduct and Ethics. Optionee acknowledges that compliance with the Company’s Code of Business Conduct and Ethics is a condition to the receipt, vesting and exercise of the Option. If, during the term of the Option, the Board of Directors (or a committee of directors designated by the Board of Directors) determines in good faith that Optionee’s conduct is or has been in violation of the Company’s Code of Business Conduct and Ethics, then the Board of Directors or designated committee may terminate the Option, with the date of termination determined by the Board of Directors or committee. If the Option is terminated in accordance with this paragraph, Optionee will have no further right to acquire shares of Company stock under this Agreement. If the President of the Company reasonably believes that the Optionee has violated the Code of Business Conduct and Ethics and that the Board of Directors or its committee should consider the termination of the Option, the President may temporarily suspend the Optionee’s right to exercise the Option, for a period of up to 45 days, in order for the Board of Directors or its committee to make a determination about Optionee’s conduct and the potential termination of the Option.

7. Withholding. Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the Option was exercised, Optionee shall pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, Optionee shall pay such amount to the Company on demand. If Optionee fails to pay any amount demanded, the company shall have the right to withhold that amount from other amounts payable by the Company to Optionee, including salary, subject to applicable law.

8. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

9. Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mails by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

10. No Right to Employment or Service. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be employed or to continue in the employment of or service to the Company; (ii) interfere in any way with the right of the Company to terminate the Optionee’s employment or service with the Company at any time for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits; or (iii) confer upon the Optionee any right to continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company.

11. Interpretation of the Plan and the Agreement. The Board of Directors, or a committee of the Board responsible for administering the Plan, shall have the sole authority to interpret the provisions of this Agreement and the Plan, and all determinations by it shall be final and conclusive.

12. Governing Law, Venue and Jurisdiction. This Agreement and the Plan will be interpreted under the laws of the state of Oregon, exclusive of choice of law rules. Venue and jurisdiction will be in the state or federal courts in Washington County, Oregon, and nowhere else.

13. Consent to Transfer Personal Data. By signing this Agreement, the Optionee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Optionee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Optionee’s ability to participate in the Plan. The Company and its subsidiaries hold certain personal information about the Optionee, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of participation in the Plan, and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Optionee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any shares of stock acquired pursuant to the Plan. The Optionee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Optionee’s ability to participate in the Plan.

14. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. The Optionee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of stock options under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of options, vesting provisions, and the exercise price.

15. Termination Indemnities. Participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any. As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. Rather, the awarding of a stock option under the Plan represents a mere investment opportunity.